Exhibit 5.1

200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
December 14, 2018	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Seoul
	Houston	Shanghai
	London	Silicon Valley
	Los Angeles	Singapore
	Madrid	Tokyo
	Milan	Washington, D.C.

Ra Pharmaceuticals, Inc.

87 Cambridge Park Drive

Cambridge, MA 02140

Re:                             Registration Statement on Form S-3 (Registration No. 333-221266)

Ladies and Gentlemen:

We have acted as special counsel to Ra Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of 9,645,161 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2017 (Registration No. 333-221266), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Act (as so filed, the “Registration Statement”), a base prospectus dated November 14, 2017 (the “Base Prospectus”), a preliminary prospectus supplement dated December 10, 2018 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”), and a prospectus supplement dated December 11, 2018 filed with the Commission pursuant to Rule 424(b) under the Act (together with Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to an underwriting agreement dated December 11, 2018, by and between Jefferies LLC, BMO Capital Markets Corp. and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters listed on Schedule A thereto, and the Company (the “Underwriting Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

December 14, 2018

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated December 14, 2018 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP